UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2006
URS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 774-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
Issuance of Restricted Stock
On February 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of URS Corporation (“URS”) approved the issuance of 55,000 shares of restricted stock to Martin M. Koffel, 5,500 shares of restricted stock to Thomas W. Bishop, 2,500 shares of restricted stock to Reed N. Brimhall, 8,500 shares of restricted stock to Gary V. Jandegian, 2,500 shares of restricted stock to Susan Kilgannon, 3,500 shares of restricted stock to Joseph Masters and 7,000 shares of restricted stock to Randall A. Wotring. The restrictions with respect to the above shares will lapse and, accordingly, the shares will vest as follows, subject to acceleration provisions contained in each individual’s employment agreement with URS: 25% on February 16, 2007; 25% on February 16, 2008; 25% on February 16, 2009; and 25% on February 16, 2010.
Each recipient of the above shares of restricted stock will also receive a Restricted Stock Award setting forth customary rights, privileges and restrictions as to the shares, including the right to receive any dividends declared with respect to the restricted stock, the right to provide instructions on how to vote the stock and restrictions on transfer. The foregoing description of the Restricted Stock Award is qualified in its entirety by reference to the form of Restricted Stock Award identified in Item 9.01.
Adoption of Bonus Plan Performance Targets for 2006
Most of our executive officers and selected senior managers (“Designated Participants”) participate annually in our 1999 Incentive Compensation Plan (the “Bonus Plan”). Under the Bonus Plan, the Designated Participants are eligible to earn annual bonuses based on formulas tied to certain predefined financial performance targets that are established annually by our Committee. Each Designated Participant is assigned a “Target Bonus” at the beginning of the fiscal year, expressed as a percentage of his or her base salary.
The Committee established the following Target Bonuses for our executive officers with respect to their participation in the Bonus Plan for fiscal year 2006: Martin Koffel, 120%; Thomas Bishop, 60%; Reed Brimhall, 55%; H. Thomas Hicks, 75%; Gary Jandegian, 75%; Susan Kilgannon, 40%; Joseph Masters, 60%; and Randall Wotring, 75%. If the financial performance targets are met, each Designated Participant’s bonus will be equal to the Target Bonus. If performance targets are not met, bonuses will be determined as a declining percentage of Target Bonuses depending on the extent of the shortfall. No bonus will be paid under the Bonus Plan if a Designated Participant fails to achieve predetermined minimum financial performance targets. Conversely, if performance targets are exceeded, then bonuses may be earned in excess of the Target Bonus up to a maximum of two times the Target Bonus.
The Committee also established the financial performance targets under the Bonus Plan. For fiscal year 2006, a minimum corporate net income target is a prerequisite for all Designated Participants under the Bonus Plan. In addition, the corporate net income target will be the sole financial measurement used to determine bonuses for Mr. Koffel, Mr. Hicks, Mr. Brimhall,

Mr. Masters, and Ms. Kilgannon, and operating profit contribution from their respective divisions will be an additional financial measurement for Mr. Bishop, Mr. Jandegian and Mr. Wotring.
The Committee will have the discretion to adjust financial results for one-time, non-recurring events that are allowable under the rules of Section 162(m) of the Internal Revenue Code to qualify as “performance-based” awards. The foregoing description of the above Bonus Plan Performance Targets for 2006 is qualified in its entirety by reference to the 2006 Annual Incentive Compensation Plan identified in Item 9.01.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Form of URS Corporation 1999 Equity Incentive Plan Restricted Stock Award, dated as of October 4, 2005, filed as Exhibit 10.1 to our Form 8-K, dated as of October 7, 2005, and incorporated herein by reference.

	10.2	2006 URS Corporation Annual Incentive Compensation Plan pursuant to the 1999 Incentive Compensation Plan. FILED HEREWITH.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: February 22, 2006	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.2	2006 URS Corporation Annual Incentive Compensation Plan pursuant to the 1999 Incentive Compensation Plan.